                                                                     EXHIBIT 11

              HARTE-HANKS COMMUNICATIONS, INC. AND SUBSIDIARIES
                       EARNINGS PER SHARE COMPUTATIONS
                    (in thousands, except per share data)

                                   PRIMARY

                                                              Year Ended December 31,
                                                         ----------------------------------
                                                          1994         1993          1992
                                                         -------      -------       -------
Income before extraordinary item .....................   $23,822      $(45,472)      $ 2,336
Extraordinary item ...................................      --          (7,393)         --
                                                         -------      --------       -------
Net income (loss) ....................................   $23,822      $(52,865)      $ 2,336
                                                         =======      ========       =======
Shares used in net earnings per
  share computations ................................    19,046        13,038        12,124
                                                         =======      ========       =======
Per share:
Income before extraordinary item .....................   $  1.25      $  (3.49)      $   .19
Extraordinary item ...................................      --            (.56)         --
                                                         -------      --------       -------
Net income (loss) ....................................   $  1.25      $  (4.05)      $   .19
                                                         =======      ========       =======

        COMPUTATIONS OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS

                                                              Year Ended December 31,
                                                         ----------------------------------
                                                          1994         1993          1992
                                                         -------      --------       -------
Average outstanding common shares ....................    18,223        12,873        11,910
Average common equivalent shares --
  dilutive effect of option shares ...................       823          --             175
Dilutive effect of options issued in
  the preceding twelve months prior
  to the initial public offering .....................      --             165           129
                                                         -------      --------       -------
Shares used in net earnings
  per share computations..............................    19,046        13,038        12,214
                                                         =======      ========       =======




                                 FULLY DILUTED

                                                              Year Ended December 31,
                                                         ----------------------------------
                                                          1994         1993          1992
                                                         -------      -------       -------
Income before extraordinary item .....................   $23,822      $(45,472)      $ 2,336
Extraordinary item ...................................      --          (7,393)         --
                                                         -------      --------       -------
Net income (loss) ....................................   $23,822      $(52,865)      $ 2,336
                                                         =======      ========       =======
Adjusted net income (loss)
  for interest on convertible note....................   $24,572      $(52,865)      $ 2,336
                                                         =======      ========       =======

Shares used in net earnings per
  share computations ................................    20,488        13,038        12,124
                                                         =======      ========       =======
Per share:
Income before extrarodinary item .....................   $  1.20      $  (3.49)      $   .19
Extraordinary item ...................................      --            (.56)         --
                                                         -------      --------       -------
Net income (loss) ....................................   $  1.20      $  (4.05)      $   .19
                                                         =======      ========       =======









        COMPUTATIONS OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS

                                                              Year Ended December 31,
                                                         ----------------------------------
                                                          1994         1993          1992
                                                         -------      --------       -------
Average outstanding common shares ....................    18,223        12,873        11,910
Average common equivalent shares --
  dilutive effect of option shares ...................       836          --             175
Dilutive effect of convertible note ..................     1,429          --            --
Dilutive effect of options issued in
  the preceding twelve months prior
  to the initial public offering .....................      --             165           129
                                                         -------      --------       -------
Shares used in net earnings
  per share computations..............................    20,488        13,038        12,214
                                                         =======      ========       =======

                                      27